BYLAWS
                                       OF
                            THE WASHTENAW GROUP, INC.

                                    ARTICLE I
                           PRINCIPAL EXECUTIVE OFFICE

         The principal executive office of THE WASHTENAW GROUP, INC. (the "Corporation") shall be at 3767 Ranchero Drive, Ann Arbor, Michigan 48108. The Corporation may also have offices at such other places within or without the State of Michigan as the board of directors shall from time to time determine.

                                   ARTICLE II
                                  STOCKHOLDERS

         SECTION 1. PLACE OF MEETINGS. All annual and special meetings of stockholders shall be held at the principal executive office of the Corporation or at such other place within or without the State of Delaware as the board of directors may determine and as designated in the notice of such meeting.

         SECTION 2. ANNUAL MEETING. A meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually at such date and time as the board of directors may determine.

         SECTION 3. SPECIAL MEETING. Special meetings of the stockholders for any purpose or purposes may be called at any time by the board of directors, the chairman of the board of directors, or by a committee of the board of directors in accordance with the provisions of the Corporation's Articles of Incorporation.

         SECTION 4. CONDUCT OF MEETINGS. Annual and special meetings shall be conducted in accordance with these Bylaws or as otherwise prescribed by the board of directors. The chairman or the chief executive officer of the Corporation shall preside at such meetings.

         SECTION 5. NOTICE OF MEETING. Written notice stating the place, day, and hour of the meeting and the purpose or purposes for which the meeting is called shall be mailed by the secretary or the officer performing duties of the secretary, not less than 10 days nor more than 50 days before the meeting to each stockholder of record entitled to vote at such meeting. If mailed, notice shall be deemed to be delivered when deposited in the United States mail addressed to the stockholder at the address of the stockholder as it appears on the stock transfer books or records of the Corporation as of the record date prescribed in Section 6 of this Article II, with postage thereon prepaid. If a stockholder is present at a meeting, or in writing waives notice thereof before, during, or after the meeting, notice of the meeting to the stockholder shall be unnecessary. When any meeting of stockholders, either annual or special, is adjourned for 30 days or more, notice of the adjourned meeting shall be given as in the case of an original meeting. It shall not be necessary to give any notice of the time and place of any meeting adjourned for less than 30 days or of the business to be transacted at such adjourned meeting, other than an announcement at the meeting at which the adjournment is taken, unless the board of directors has determined a new record date in accordance with Section 6 of this Article II.

         SECTION 6. FIXING OF RECORD DATE. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders, or any adjournment thereof, or stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the board of directors shall fix in advance a date as the record date for any such determination of stockholders. A record date in any case shall be not more than 60 days, and in case of a meeting of stockholders not less than 10 days, prior to the date on which the particular action requiring a determination of stockholders of record, is to be taken. When a determination of stockholders entitled to vote at any meeting of stockholders has been made as provided in this section, such determination shall apply to any adjournment thereof, unless a new record date shall have been fixed by the board of directors.

         SECTION 7. VOTING LISTS. The officer or agent having charge of the stock transfer books for shares of the Corporation shall make, at least 10 days before each meeting of stockholders, a complete record of the stockholders entitled to vote at such meeting or any adjournment thereof, with the address of and the number of shares held by each. The record, for a period of 10 days before such meeting, shall be kept on file at the principal office of the Corporation whether within or outside the State of Michigan, and shall be subject to inspection by any stockholder for any purpose germane to the meeting at any time during usual business hours. Such record shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder for any purpose germane to the meeting during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the stockholders entitled to examine the record or transfer books or to vote at any meeting of stockholders.

         SECTION 8. QUORUM. A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. With respect to any matter, any shares for which a broker indicates on a proxy that it does not have discretionary authority as to such shares to vote on such matter will not be considered present for purposes of determining whether a quorum is present. If less than a majority of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

         SECTION 9. PROXIES. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by the authorized attorney in fact of the stockholder. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the board of directors. No proxy shall be valid after eleven months from the date of its execution unless otherwise provided in the proxy.

         SECTION 10. VOTING. At each election for directors and for every other matter requiring a vote of stockholders, every stockholder entitled to vote at such election shall be entitled to one vote for each share of stock held. Unless otherwise provided by the Articles of Incorporation, by statute, or by these Bylaws, a majority of those votes cast by stockholders at a lawful meeting shall be sufficient to pass on a transaction or matter, except in the election of directors, which election shall be determined by a plurality of the votes of the shares present in person or by proxy at the meeting and entitled to vote on the election of directors.

         SECTION 11. VOTING OF SHARES IN THE NAME OF TWO OR MORE PERSONS. When ownership of stock stands in the name of two or more persons, in the absence of written directions to the Corporation to the contrary, at any meeting of the stockholders of the Corporation any one or more of such stockholders may cast, in person or by proxy, all votes to which such ownership is entitled. In the event an attempt is made to cast conflicting votes, in person or by proxy, by the several persons in whose name shares of stock stand, the vote or votes to which these persons are entitled shall be cast as directed by a majority of those holding such stock and present in person or by proxy at the meeting, but no votes shall be cast for such stock if a majority cannot agree.

         SECTION 12. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation may be voted by any officer, agent, or proxy as the bylaws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian, or conservator may be voted by such person, either in person or by proxy, without a transfer of the shares into such person's name. Shares standing in the name of a trustee may be voted by the trustee, either in person or by proxy, but no trustee shall be entitled to vote shares held by the trustee without a transfer of such shares into name of the trustee. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into the name of the receiver if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

         A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee and thereafter the pledgee shall be entitled to vote the shares so transferred.

         Neither treasury shares of its own stock held by the Corporation, nor shares held by another corporation, if a majority of the shares entitled to vote for the election of directors of such other corporation are held by the Corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time for purposes of any meeting.

         SECTION 13. INSPECTORS OF ELECTION. In advance of any meeting of stockholders, the chairman of the board or the board of directors may appoint any persons, other than nominees for office, as inspectors of election to act at such meeting or any adjournment thereof. The number of inspectors shall be either one or three. If the board of directors so appoints either one or three inspectors, that appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the chairman of the board may make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment in advance of the meeting or at the meeting by the chairman of the board or the president.

         Unless otherwise prescribed by applicable law, the duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share; the shares of stock represented at the meeting; the existence of a quorum; the authenticity, validity, and effect of proxies; receiving votes, ballots, or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

         SECTION 14. NOMINATING COMMITTEE. The board of directors or a committee appointed by the board of directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the secretary at least 20 days prior to the date of the annual meeting. Provided such committee makes such nominations, no nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by stockholders are made in writing and delivered to the secretary of the Corporation in accordance with the provisions of the Corporation's Articles of Incorporation.

         SECTION 15. NEW BUSINESS. Any new business to be taken up at the annual meeting shall be stated in writing and filed with the secretary of the Corporation in accordance with the provisions of the Corporation's Articles of Incorporation. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees, but in connection with such reports no new business shall be acted upon at such annual meeting unless stated and filed as provided in the Corporation's Articles of Incorporation.

                                   ARTICLE III
                               BOARD OF DIRECTORS

         SECTION 1. GENERAL POWERS. The business and affairs of the Corporation shall be under the direction of its board of directors. The chairman shall preside at all meetings of the board of directors.

         SECTION 2. NUMBER, TERM, AND ELECTION. The number of directors constituting the whole board shall be established by resolution of the Board of Directors. The board shall be divided into three classes as nearly equal in number as possible. The members of each class shall be elected for a term of three years and until their successors are elected or qualified. The board of directors shall be classified in accordance with the provisions of the Corporation's Articles of Incorporation.

         SECTION 3. REGULAR MEETINGS. A regular meeting of the board of directors shall be held at such time and place as shall be determined by resolution of the board of directors without other notice than such resolution.

         SECTION 4. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman, the chief executive officer, or one-third of the directors. The person calling the special meeting of the board of directors may fix any place as the place for holding any special meeting of the board of directors called by such person.

         SECTION 5. TELEPHONIC MEETINGS. Members of the board of directors may participate in regular or special meetings by means of conference telephone or similar communications equipment by which all persons participating in the meeting can hear each other. Such participation shall constitute presence in person.

         SECTION 6. NOTICE. Written notice of any special meeting shall be given to each director at least two days previous thereto delivered personally or by telegram or at least seven days previous thereto delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the secretary either before, during, or after the meeting. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 7. QUORUM. A majority of the number of directors fixed by
Section 2 shall constitute a quorum for the transaction of business at any meeting of the board of directors, but if less than a majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by Section 6 of this Article III.

         SECTION 8. MANNER OF ACTING. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the entire board of directors, unless a greater number is prescribed by these Bylaws, the Articles of Incorporation, or the Michigan Business Corporation Act.

         SECTION 9. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the board of directors at a meeting may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the directors.

         SECTION 10. RESIGNATION. Any director may resign at any time by sending a written notice of such resignation to the home office of the Corporation addressed to the chairman. Unless otherwise specified therein such resignation shall take effect upon receipt and acceptance thereof by the chairman.

         SECTION 11. VACANCIES. Any vacancy occurring in the board of directors and any directorship to be filled by reason of an increase in the number of directors may be filled by the affirmative vote of two-thirds of the directors then in office. The term of such director shall be in accordance with the provisions of the Corporation's Articles of Incorporation.

         SECTION 12. REMOVAL OF DIRECTORS. Any director or the entire board of directors may be removed only in accordance with the provisions of the Corporation's Articles of Incorporation.

         SECTION 13. COMPENSATION. Directors, as such, may receive compensation for service on the board of directors. Members of either standing or special committees may be allowed such compensation as the board of directors may determine.

                                   ARTICLE IV
                      COMMITTEES OF THE BOARD OF DIRECTORS

         The board of directors may, by resolution passed by a majority of the whole board, designate one or more committees, as they may determine to be necessary or appropriate for the conduct of the business of the Corporation, and may prescribe the duties, constitution, and procedures thereof. Each committee shall consist of one or more directors of the Corporation appointed by a majority of the whole board. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee.

         The board shall have power at any time to change the members of, to fill vacancies in, and to discharge any committee of the board. Any member of any such committee may resign at any time by giving notice to the Corporation; provided, however, that notice to the board, the chairman of the board, the chief executive officer, the chairman of such committee, or the secretary shall be deemed to constitute notice to the Corporation. Such resignation shall take effect upon receipt of such notice or at any later time specified therein; and, unless otherwise specified therein, acceptance of such resignation shall not be necessary to make it effective. Any member of any such committee may be removed at any time, either with or without cause, by the affirmative vote of a majority of the authorized number of directors at any meeting of the board called for that purpose.

                                    ARTICLE V
                                    OFFICERS

         SECTION 1. POSITION. The officers of the Corporation shall be a chairman, a president, one or more vice presidents, a secretary, and a treasurer, each of whom shall be elected by the board of directors. The board of directors may designate one or more vice presidents as executive vice president or senior vice president. The board of directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the board of directors may from time to time authorize or determine. In the absence of action by the board of directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the Corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor to the officer shall have been elected and qualified or until death or until the officer shall resign or shall have been removed in the manner hereinafter provided. Election or appointment of an officer, employee, or agent shall not of itself create contract rights. The board of directors may authorize the Corporation to enter into an employment contract with any officer in accordance with state laws, but no such contract shall impair the right of the board of directors to remove any officer at any time in accordance with Section 3 of this
Article V.

         SECTION 3. REMOVAL. Any officer may be removed by vote of two-thirds of the board of directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contract rights, if any, of the person so removed.

         SECTION 4. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification, or otherwise, may be filled by the board of directors for the unexpired portion of the term.

         SECTION 5. REMUNERATION. The remuneration of the officers shall be fixed from time to time by the board of directors, and no officer shall be prevented from receiving such salary by reason of the fact that the officer is also a director of the Corporation.

                                   ARTICLE VI
                     CONTRACTS, LOANS, CHECKS, AND DEPOSITS

         SECTION 1. CONTRACTS. To the extent permitted by applicable law, and except as otherwise prescribed by the Corporation's Articles of Incorporation or these Bylaws with respect to certificates for shares, the board of directors or the executive committee may authorize any officer, employee, or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Corporation. Such authority may be general or confined to specific instances.

         SECTION 2. LOANS. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued in its name unless authorized by the board of directors. Such authority may be general or confined to specific instances.

                  SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts, or other orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees, or agents of the Corporation in such manner, including in facsimile form, as shall from time to time be determined by resolution of the board of directors.

         SECTION 4. DEPOSITS. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any of its authorized depositories as the board of directors may select.

                                   ARTICLE VII
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

         SECTION 1. CERTIFICATES FOR SHARES. The shares of the Corporation shall be represented by certificates signed by the chairman of the board of directors or the president or a vice president and by the treasurer or an assistant treasurer or the secretary or an assistant secretary of the Corporation, and may be sealed with the seal of the Corporation or a facsimile thereof. Any or all of the signatures upon a certificate may be facsimiles if the certificate is countersigned by a transfer agent, or registered by a registrar, other than the Corporation itself or an employee of the Corporation. If any officer who has signed or whose facsimile signature has been placed upon such certificate shall have ceased to be such officer before the certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer at the date of its issue.

         SECTION 2. FORM OF SHARE CERTIFICATES. All certificates representing shares issued by the Corporation shall set forth upon the face or back that the Corporation will furnish to any stockholder upon request and without charge a full statement of the designations, preferences, limitations, and relative rights of the shares of each class authorized to be issued, the variations in the relative rights and preferences between the shares of each such series so far as the same have been fixed and determined, and the authority of the board of directors to fix and determine the relative rights and preferences of subsequent series.

         Each certificate representing shares shall state upon the face thereof:
That the Corporation is organized under the laws of the State of Michigan; the name of the person to whom issued; the number and class of shares; the designation of the series, if any, which such certificate represents; and the par value of each share represented by such certificate, or a statement that the shares are without par value. Other matters in regard to the form of the certificates shall be determined by the board of directors.

         SECTION 3. PAYMENT FOR SHARES. No certificate shall be issued for any share until such share is fully paid.

         SECTION 4. FORM OF PAYMENT FOR SHARES. The consideration for the issuance of shares shall be paid in accordance with the provisions of the Corporation's Articles of Incorporation.

         SECTION 5. TRANSFER OF SHARES. Transfer of shares of capital stock of the Corporation shall be made only on its stock transfer books. Authority for such transfer shall be given only the holder of record thereof or by the legal representative of the holder of record thereof, who shall furnish proper evidence of such authority, or by an attorney thereunto authorized by power of attorney executed and filed with the Corporation. Such transfer shall be made only upon the surrender for cancellation of the certificate for such shares. The person in whose name shares of capital stock stand on the books of the Corporation shall be deemed by the Corporation to be the owner thereof for all purposes.

         SECTION 6. LOST CERTIFICATES. The board of directors may direct a new certificate to be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate, the board of directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate, or the legal representative of such person, to give the Corporation a bond in such sum as it may direct as indemnity against any claim that may be made against the Corporation with respect to the certificate alleged to have been lost, stolen, or destroyed.

                                  ARTICLE VIII
                            FISCAL YEAR, ANNUAL AUDIT

         The fiscal year of the Corporation shall end on the last day of December of each year. The Corporation shall be subject to an annual audit as of the end of its fiscal year by independent public accountants appointed by and responsible to the board of directors.

                                   ARTICLE IX
                                    DIVIDENDS

         Dividends upon the stock of the Corporation, subject to the provisions of the Articles of Incorporation, if any, may be declared by the board of directors at any regular or special meeting, pursuant to law. Dividends may be paid in cash, in property, or in the Corporation's own stock.

                                    ARTICLE X
                                 CORPORATE SEAL

         The corporate seal of the Corporation shall be in such form as the board of directors shall prescribe.

                                   ARTICLE XI
                                   AMENDMENTS

         These Bylaws may be repealed, altered, amended, or rescinded by the stockholders of the Corporation by vote of not less than 66.67% of the outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors (considered for this purpose as one class) cast at a meeting of the stockholders called for that purpose (provided that notice of such proposed repeal, alteration, amendment, or rescission is included in the notice of such meeting). In addition, in accordance with the Corporation's Articles of Incorporation, the board of directors may repeal, alter, amend, or rescind these Bylaws by vote of two-thirds of the board of directors at a legal meeting held in accordance with the provisions of these Bylaws.